UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12.

AMYLIN PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

N.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 8, 2009

Dear Fellow Amylin Shareholder:

At Amylin’s Annual Meeting of Stockholders on May 27, 2009, you will have a clear choice regarding the future of the Company and your investment:

Secure your investment by voting the BLUE proxy card in favor of your Board’s strategy to maximize the value of a transformational drug — exenatide once weekly.

OR

Risk electing the Carl Icahn and Eastbourne Capital Management, L.L.C. nominees who we believe lack a fundamental understanding of Amylin’s business and will push their agenda to prematurely sell the Company.

Vote the BLUE proxy card TODAY by telephone or Internet, or by signing, dating and returning the BLUE proxy card in the postage paid envelope provided.

Please discard any Gold or White proxy cards you receive from either Carl Icahn or Eastbourne Capital Management, L.L.C., respectively, and vote the BLUE proxy card today.

YOUR BOARD IS ACHIEVING KEY MILESTONES

TO MAXIMIZE EXENATIDE ONCE WEEKLY OPPORTUNITY

In the fall of 2008, Amylin clearly articulated its strategy for creating value in 2009 and beyond. Your Board and management team have delivered on several key strategic initiatives, including:

•                  May 5, 2009: Early submission of New Drug Application (NDA) for exenatide once weekly to U.S. Food and Drug Administration (FDA).

•                  May 4, 2009: New specialty sales force approach to more effectively target diabetes market — plan will reduce sales force by 35% and save $45 million annually beginning in 2010.

•                  April 15, 2009: Launch of ExenatideOne to optimize cost structure and drive efficiency with its partner Eli Lilly and Company.

According to Mike Huckman, CNBC’s Pharmaceutical Reporter, “Many analysts believe that if [exenatide once weekly] makes it through [the FDA approval process it] may be a blockbuster, maybe even a mega blockbuster drug.” (May 5, 2009).

AMYLIN’S SLATE IS BEST QUALIFIED TO UNLOCK LONG-TERM VALUE

Your Board has the knowledge and expertise to continue to successfully execute Amylin’s strategy, with:

•                  A proven track record — successfully overseeing development and commercialization of two products and positioning Amylin to deliver a potentially transformational drug.

•                  Director nominees who have extensive diabetes and biopharmaceutical experience as well as valuable sales and marketing expertise.

•                  Two new independent Director nominees: Paul N. Clark, former Chairman, Chief Executive Officer and President of Icos Corporation, and Paulo F. Costa, former President and Chief Executive Officer of Novartis U.S. Corporation — both bring additional commercial and operational expertise in the biopharmaceutical industry, which are key attributes requested by our shareholders.

In contrast, the Icahn and Eastbourne nominees:

•                  Lack diabetes knowledge.

•                  Lack understanding of the Company and industry expertise.

•                  Have predominantly financial backgrounds that reflect their short-term “sell-now” agenda — one of them would need to retire within one year given the Company’s mandatory retirement age.

DO NOT BE MISLED BY ICAHN AND EASTBOURNE —

THEIR ONLY PLAN IS TO SELL THE COMPANY AT THE WRONG TIME

While Mr. Icahn and Eastbourne have publicly acknowledged the importance of exenatide once weekly to Amylin’s future, they have articulated no strategic vision for the Company. In fact, the nominees proposed by Mr. Icahn and Eastbourne have offered no alternative plan for Amylin beyond the push for a premature sale that ignores both the medical and financial value of this transformational drug.

The election of any of their nominees would be detrimental to Amylin at a time when execution is crucial to the Company’s value creation. The appointment of individuals lacking diabetes and relevant industry experience would jeopardize the anticipated launch of exenatide once weekly and the subsequent value creation.

We urge you not to be misled by superficial claims that take a “one-size-fits-all” approach and to closely look at the qualifications of the Board’s nominees compared to those of Icahn and Eastbourne.

SECURE AMYLIN’S FUTURE AND POTENTIAL OF EXENATIDE ONCE WEEKLY
VOTE FOR YOUR COMPANY’S NOMINEES ON THE BLUE PROXY CARD TODAY

We urge you to act today to maximize the value of your investment by voting your BLUE proxy card TODAY.  Please discard any Gold or White proxy cards you might receive from Icahn or Eastbourne, respectively.

We thank you for your continued support.

On Behalf of Your Board of Directors.

Sincerely,

/s/ Daniel M. Bradbury	/s/ James N. Wilson
Daniel M. Bradbury	James N. Wilson
President and Chief Executive Officer	Lead Independent Director

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (877) 717-3926

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to vote using any White or Gold proxy card sent to you by

Icahn or Eastbourne, as doing so will revoke your vote on the BLUE proxy card.

About Amylin

Amylin Pharmaceuticals is a biopharmaceutical company committed to improving lives through the discovery, development and commercialization of innovative medicines. Amylin has developed and gained approval for two first-in-class medicines for diabetes, SYMLIN® (pramlintide acetate) injection and BYETTA® (exenatide) injection. Amylin’s research and development activities leverage the Company’s expertise in metabolism to develop potential therapies to treat diabetes and obesity. Amylin is headquartered in San Diego, California. Further information on Amylin Pharmaceuticals is available at www.amylin.com.

Forward Looking Statements

This letter contains forward-looking statements about Amylin, which involve risks and uncertainties. Our actual results could differ materially from those discussed herein due to a number of risks and uncertainties, including risks that BYETTA, SYMLIN or exenatide once weekly may be affected by competition, unexpected new data, safety and technical issues, or manufacturing and supply issues; risks that our financial results may fluctuate significantly from period to period and may not meet market expectations; risks that any financial guidance we provide may not be accurate; risks that our clinical trials will not be completed when planned, may not replicate previous results or achieve desired end-points; risks that our preclinical studies may not be predictive; risks that our NDAs for product candidates or sNDAs for label expansion requests, such as the exenatide once weekly NDA mentioned in this letter, may not be submitted timely or receive FDA approval; risks that our expense reductions will not be as large as we expect; risks that the restructured operations for exenatide will not produce the results we expect; and other risks inherent in the drug development and commercialization process. Commercial and government reimbursement and pricing decisions and the pace of market acceptance may also affect the potential for BYETTA, SYMLIN or exenatide once weekly. These and additional risks and uncertainties are described more fully in the Company’s most recently filed Form 10-K. Amylin disclaims any obligation to update these forward-looking statements.

Additional Information and Where To Find It

This letter may be deemed to be solicitation material in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders.  Amylin has filed the definitive proxy statement with the Securities and Exchange Commission (“SEC”) on April 20, 2009.  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and securityholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s Web site, www.sec.gov or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121.

Participants in Solicitation

Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders.  Information regarding the interests of Amylin’s directors and executive officers in the proxy contest is included in Amylin’s definitive proxy statement.